                                                                   Exhibit 1(xx)

                              JANUS INVESTMENT FUND

                            AMENDMENT TO CERTIFICATE
                     REDESIGNATING JANUS MID CAP VALUE FUND

     The undersigned, being the duly elected and qualified Secretary of Janus Investment Fund, a trust with transferable shares under the laws of Massachusetts (the "Trust") authorized to establish one or more series or funds, which was organized pursuant to an Agreement and Declaration of Trust dated February 11, 1986 (as amended and restated March 18, 2003, and further amended and restated to date, the "Declaration"), DOES HEREBY CERTIFY that:

     The Certificate Redesignating Janus Mid Cap Value Fund dated December 23, 2008 and filed on December 23, 2008, is hereby amended to revise the last line in Paragraph one to read "Mid Cap Value Fund, such redesignation to be effective December 31, 2008."

     IN WITNESS WHEREOF, the undersigned has set her hand and seal this 30th day of December, 2008.


                                          /s/ Stephanie Grauerholz-Lofton
                                          --------------------------------------
                                          Stephanie Grauerholz-Lofton, Secretary

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STATE OF COLORADO             )
                              ) ss.
CITY AND COUNTY OF DENVER     )

     BEFORE ME, the undersigned authority, on this day personally appeared Stephanie Grauerholz-Lofton, Secretary of Janus Investment Fund, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 30th day of December, 2008.

My Commission Expires:


06/08/11                                  /s/ Lynn D. Williams
                                          --------------------------------------
                                          Notary Public

                                          [Notary Seal]


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